UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2009
SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-52073

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3642
(Address of principal executive offices, including zip code)
(630) 577-3206
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 17, 2009, SXC Health Solutions Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), J.P. Morgan Securities Canada Inc., Paradigm Capital Inc. and Versant Partners Inc. in connection with the public offering and sale of 4,500,000 of the Company’s common shares at a price to the public of $41.50 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 675,000 of the Company’s common shares to cover over-allotments, if any. The offering is expected to close on September 23, 2009, subject to customary closing conditions.
     The Company expects to receive net proceeds from the offering of approximately $176.6 million (or approximately $203.3 million if the Underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include financing potential acquisitions and strategic transactions, funding capital expenditures and providing working capital to enhance capital and maintain financial flexibility.
     The offering is being conducted as a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-161237) under the Securities Act of 1933, as amended, and a related prospectus supplement filed with the Securities and Exchange Commission, and, in Canada, pursuant to a prospectus supplement to the Company’s base shelf prospectus dated September 14, 2009.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. A copy of the opinion of Lackowicz, Shier & Hoffman, Yukon counsel to the Company, relating to the legality of the common shares to be issued and sold in the offering is filed as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 17, 2009, between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein, J.P. Morgan Securities Canada Inc., Paradigm Capital Inc. and Versant Partners Inc.

5.1	Opinion of Lackowicz, Shier & Hoffman

23.1	Consent of Lackowicz, Shier & Hoffman (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: September 18, 2009	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 17, 2009, between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein, J.P. Morgan Securities Canada Inc., Paradigm Capital Inc. and Versant Partners Inc.

5.1	Opinion of Lackowicz, Shier & Hoffman

23.1	Consent of Lackowicz, Shier & Hoffman (included in Exhibit 5.1)